                                                                      EXHIBIT 11

                          STONE CONTAINER CORPORATION

                        COMPUTATION OF BASIC AND DILUTED
                          NET INCOME (LOSS) PER SHARE

                        (in millions, except per share)

                                                                                                      YEAR ENDED DECEMBER 31,
                                                                                                  -------------------------------
                                                                                                    1997       1996       1995
                                                                                                  ---------  ---------  ---------
BASIC EARNINGS PER SHARE
Shares of Common Stock:
  Weighted average number of common shares outstanding..........................................       99.3       99.2       93.9
                                                                                                  ---------  ---------  ---------
Basic Weighted Average Shares Outstanding.......................................................       99.3       99.2       93.9
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------
Net Income (Loss)...............................................................................  $  (417.7) $  (126.2) $   255.5
Less: Series E Cumulative Convertible Exchangeable Preferred Stock dividend.....................       (8.1)      (8.1)      (8.1)
                                                                                                  ---------  ---------  ---------
Net income (loss) used in computing basic net income (loss) per common share....................  $  (425.8) $  (134.3) $   247.4
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------
Basic Earnings Per Share........................................................................  $   (4.29) $   (1.35) $    2.63
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------
DILUTED EARNINGS PER SHARE
Shares of Common Stock:
  Weighted average number of common shares outstanding..........................................       99.3       99.2       93.9
  Dilutive effect of options and warrants.......................................................     --             .2         .2
  Addition from assumed conversion of 8.875% convertible senior subordinated notes..............        5.1        5.2       15.2
  Addition from assumed conversion of 6.75% convertible subordinated debentures.................        1.3        1.3        2.0
  Addition from assumed conversion of Series E Cumulative Convertible Exchangeable Preferred
   Stock........................................................................................        3.4        3.4        3.4
                                                                                                  ---------  ---------  ---------
  Diluted Weighted Average Shares Outstanding...................................................      109.1      109.3      114.7
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------
  Net Income (Loss).............................................................................  $  (417.7) $  (126.2) $   255.5
  Less: Series E Cumulative Convertible Exchangeable Preferred Stock dividend...................       (8.1)      (8.1)      (8.1)
       Income adjustment associated with assumed conversion of Stone-Consolidated Corporation 8%
        convertible subordinated debentures                                                          --         --          (10.6)
Add back: Interest on 8.875% convertible senior subordinated notes..............................        3.2        3.2        9.5
          Interest on 6.75% convertible subordinated debentures.................................        1.9        1.9        2.8
          Series E Cumulative Convertible Exchangeable Preferred Stock dividend.................        8.1        8.1        8.1
                                                                                                  ---------  ---------  ---------
Net income (loss) used in computing diluted net income (loss) per common share..................  $  (412.6) $  (121.1) $   257.2
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------
  Diluted Earnings Per Share (A)................................................................  $   (3.78) $   (1.11) $    2.24
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------

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(A) Diluted Earnings per share for 1997 and 1996 are different from the consolidated financial statements because amounts are anti-dilutive.

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